SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 23, 1999
                                                         -----------------


                               C-PHONE CORPORATION
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             (Exact name of registrant as specified in its charter)


          NEW YORK                    0-24424                   06-1170506
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(State or Other Jurisdiction        (Commission)              (IRS Employer
      of Incorporation)             File Number)            Identification No.)


6714 NETHERLANDS DRIVE, WILMINGTON, NORTH CAROLINA                     28405
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     (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (910) 395-6100
                                                           --------------


                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

                  On November 23, 1999, C-Phone Corporation completed the sale of 606,061 shares of its common stock for gross proceeds of $1,000,000, or $1.65 per share, pursuant to its private equity credit agreement with Sovereign Partners, L.P. As a result, C-Phone received net proceeds of approximately $880,000 after related fees and expenses.

                  In negotiating the sale, Sovereign Partners waived the average closing bid price condition and agreed to a purchase price per share of $1.65.

                               * * * * * * * * * *

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             C-PHONE CORPORATION


                                             By:  /s/ PAUL H. ALBRITTON
                                                  ----------------------------
                                                      Paul H. Albritton
                                                      Vice President and Chief
                                                      Financial Officer



Date: November 24, 1999

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